UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2009

HARTMARX CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8501	36-3217140
(Commission File Number)	(IRS Employer Identification No.)

101 North Wacker Drive
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 372-6300
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On July 24, 2009, Hartmarx Corporation (the “Company”) and Coppley Apparel Group Limited, the Company’s wholly-owned Canadian subsidiary (“Coppley”), as borrowers, and certain of the Company’s subsidiaries, as guarantors, executed Amendment No. 3 to Ratification Agreement and Amendment No. 10 to Loan and Security Agreement, dated as of July 17, 2009 (the “Amendment”), with Wachovia Capital Finance Corporation (Central), in its capacity as agent (the “Agent”), and the lenders party thereto, which amended the Company’s existing credit facility (the “Credit Facility”) pursuant to which the lenders thereto provide debtor-in-possession financing to the Company and its subsidiaries.

The Amendment amended the Credit Facility in order to, among other things, (i) extend the maturity date of the Credit Facility to the earlier of: (A) July 31, 2009; (B) the later of (y) the close of business on the business day immediately prior to the closing of the sale contemplated by the Amended and Restated Asset Purchase Agreement, dated as of June 1, 2009 (the “Asset Purchase Agreement”), among the Company, certain of the Company’s subsidiaries, Emerisque Brands UK Limited and SKNL North America, B.V. and (z) the close of business on the business day immediately prior to the closing of the sale of substantially all of the assets of Coppley, (C) the date of confirmation of a plan of reorganization for any debtor, or (D) the last termination date set forth in the final financing order of the United States Bankruptcy Court for the Northern District of Illinois Eastern Division; (ii) implement certain limitations on the amounts outstanding under the Credit Facility; (iii) implement a closing date of no later than July 31, 2009 with respect to the sale contemplated by the Asset Purchase Agreement; and (iv) require the Company, Coppley and the subsidiary guarantors to comply with the budget provided to the Agent for the week commencing with the week ending July 24, 2009 through and including the week ending July 31, 2009.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1
Amendment No. 3 to Ratification Agreement and Amendment No. 10 to Loan and Security Agreement, dated as of July 17, 2009, among Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders party thereto, the parties thereto as lenders, Hartmarx Corporation, as debtor and debtor-in-possession and as borrower (the “Company”), Coppley Apparel Group Limited, as debtor and debtor-in-possession and as borrower, and each of the subsidiaries of the Company party thereto, as debtor and debtor-in-possession and as guarantors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARTMARX CORPORATION

/s/ Taras R. Proczko
Taras R. Proczko
Senior Vice President

Dated: July 28, 2009

EXHIBIT LIST

Exhibit No.	Description
10.1
Amendment No. 3 to Ratification Agreement and Amendment No. 10 to Loan and Security Agreement, dated as of July 17, 2009, among Wachovia Capital Finance Corporation (Central), in its capacity as agent for the lenders party thereto, the parties thereto as lenders, Hartmarx Corporation, as debtor and debtor-in-possession and as borrower (the “Company”), Coppley Apparel Group Limited, as debtor and debtor-in-possession and as borrower, and each of the subsidiaries of the Company party thereto, as debtor and debtor-in-possession and as guarantors